Exhibit 32.1

 CERTIFICATION PURSUANT TO
 18 U.S.C. SECTION 1350

 In connection with this Quarterly Report on Form 10-Q of Dial Thru International Corporation (the "Company") for the fiscal quarter ended July 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (this "Report"), I, John Jenkins, Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. S 1350, that to my knowledge:

      (1) This Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates presented and for the periods presented.


 Date: September 14, 2004           /s/ JOHN JENKINS
                                    ________________
                                    John Jenkins
                                    Chief Executive Officer